EXHIBIT 99.1

Medtronic Launches Vision-Sciences' New Video-Based Endoscopes With EndoSheath Technology At the World's Largest Gathering of Ear, Nose and Throat Physicians

USA Otolaryngology Conference is Site for Medtronic Launch

CHICAGO, Oct. 2, 2008 (GLOBE NEWSWIRE) -- Vision-Sciences, Inc. ("VSCI" or "the Company") announced the Surgical Technologies business at Medtronic (NYSE:MDT) has initiated a global launch of VSCI's new video endoscopy technology at the American Academy of Otolaryngology - Head and Neck Surgery Foundation Annual Meeting & OTO EXPO ("AAO-HNSF"), which took place September 21-24 in Chicago.

The Academy includes more than 12,000 otolaryngologists, physicians and surgeons from over 75 countries and all 50 states who diagnose and treat disorders of the ear, nose, and throat anatomy, as well as related structures of the head and neck. These treatments include swallowing disorders (Dysphagia), sinusitis, hoarseness, chronic cough, sleep apnea, gastroesophageal reflux disease (GERD), Barrett's disease and head and neck cancer.

As a result of VSCI's agreement with Medtronic, the Surgical Technologies business has initiated worldwide marketing and sale of the new Vision-Sciences(r) 5000 Series video endoscopy product line to the Ear, Nose and Throat (ENT) community. The new high performance video imaging product line includes: the ENT-5000, a flexible laryngoscope with the world's smallest diameter video-based insertion tube, providing precise, vivid images of the internal structures of the nasal cavity, vocal folds, larynx and other areas of the throat; the TNE-5000, a flexible transnasal esophagoscope providing visualization and diagnosis of the esophagus and stomach; and the DPU-5050A, a digital camera control unit. These digital video-based endoscopes facilitate diagnostic and therapeutic procedures without general anesthesia or intravenous sedation. The endoscopes contain a high resolution, tiny CCD (charge coupled device) based camera which is mounted at the tip, offering sharp, vibrant, full screen imaging of the anatomy.

"We are pleased to continue and further enhance our strong partnership with Medtronic in bringing exciting, new and unique technology to the ENT physicians," stated Ron Hadani, CEO of Vision-Sciences, Inc. "Along with Medtronic's history and capability of providing physicians with only the best in healthcare technology and service, we believe our high performance video endoscopes and EndoSheath(r) Technology can truly make a difference for both physician and patient alike. We believe that our unique technology, together with Medtronic's marketing and sales infrastructure, will commence a paradigm shift and transition from the fiberoptic endoscopes currently used by most ENT physicians to superior, high resolution digital imaging video scopes."

The Chief Executive Officer of the first otolaryngology practice in America to choose and purchase the new Vision-Sciences(r) video endoscopy technology attended the AAO conference and visited the Medtronic booth. "The addition of these new state-of-the-art video endoscopy units to our practice is in line with our strategy of investing in high-end clinical equipment. The distal chip technology that Vision-Sciences and Medtronic bring to the practitioner and patient enables us to provide high quality services," stated Robert A. Glazer, CEO of ENT and Allergy Associates, LLP, the largest otolaryngology practice in the New York tri-state area with over 25 offices. "The new equipment is used both by our general ENTs and fellowship-trained laryngologists and has proven to be a terrific clinical tool."

About Vision-Sciences, Inc.:

Vision-Sciences, Inc. (Nasdaq:VSCI) develops, manufactures and markets unique flexible endoscopic products for the urology, gastroenterology and the ENT markets, utilizing the proprietary sterile disposable EndoSheath(r) Technology. This technology provides quick and efficient equipment turnover, and ensures the patient a sterile, contaminant-free endoscope insertion tube.

The Vision-Sciences, Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3876

Except for the historical information herein, the matters discussed in this news release include forward-looking statements for the purposes of the safe harbor protections under The Private Securities Litigation Reform Act of 1995. Future results may vary significantly based on a number of factors including, but not limited to, the availability of capital resources, risks in market acceptance of new products and services and continuing demand for the same, the impact of competitive products and pricing, seasonality, changing economic conditions and other risk factors detailed in our most recent annual report and other filings with the SEC. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates" "enables" or "plans" to be uncertain and forward-looking. Vision-Sciences assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

CONTACT:  Vision-Sciences, Inc.
          Christian Escobar, Director of Marketing
          845-365-0600